Exhibit 10.1

***Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4) and 17 C.F.R. 24b-2
Fifth Addendum to Master Services and License Agreement between
Bridgepoint Education and eCollege.com

This Addendum (“Addendum”) to the Master Services and License Agreement between Bridgepoint Education, Inc. (“Customer”) and eCollege.com (“eCollege”) for the delivery of online courses, dated September 29, 2009 (the “Agreement”), is entered into as of the date of the last signature set forth below.

WHEREAS, Customer and eCollege previously entered into the Agreement; and

WHEREAS, the parties wish to amend the Agreement as more specifically set forth below.

NOW THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

1)	Agreement Term. The Initial Term of the Agreement is hereby extended to September 30, 2017, with each of the following time periods a “Contract Year” under the agreement:

•	September 28, 2014 - September 30, 2015

•	October 1, 2015 - September 30, 2016

•	October 1, 2016 - September 30, 2017

The term of the Agreement shall be renewed automatically for successive periods of one (1) year each (each a "Renewal Term" and a “Contract Year”) after the expiration of the Initial Term and any subsequent Renewal Term, unless eCollege provides Customer, or Customer provides eCollege, with a written notice to the contrary at least six (6) months prior to the end of the Initial Term or any Renewal Term.

2)	New Exhibit 2. Effective as of September 28, 2014, the current Exhibit 2 to the Agreement is hereby replaced in its entirety with the attached Exhibit 2.

3)	Services Credit. The expiration date for Customer’s remaining Services Credit is hereby extended to
September 30, 2017.

4)	LearningStudio. The term “LearningStudio” shall have the same meaning within the Agreement as the defined term “eCollege System”.

5)
Data Retention. eCollege will regularly preserve and back up all Student Data and Customer Information that is maintained on the eCollege System, and will maintain such information in accordance with eCollege’s established record retention and information security policies and consistent with all of the restrictions and other provisions of this Agreement. For so long as such records remain in eCollege’s possession, eCollege will maintain and store such records (including back-up copies) in a secure location. In addition, eCollege shall provide to Customer, upon request, updates with respect to the types of information that is being archived, the location of such information, and any third parties that have access to such locations and/or information. eCollege also warrants that it has implemented systems and procedures to prevent unauthorized access (including without limitation a system that immediately alerts eCollege of when an intrusion or other unauthorized access is detected), and will maintain such systems and procedures to protect the eCollege System from unauthorized access or intrusion during the term of the Agreement. eCollege will employ appropriate safeguards to ensure that Student Data and other Customer Information is protected while employees work from home or remotely.

6)	Suspected Data Breach. In the event that (a) an unauthorized third party gains or obtains access to
Customer’s Student Data or other Customer Information, (b) the Student Data or other Customer Information is subject to any unauthorized disclosure, loss, theft or damage, or (c) the Student Data or other Customer Information is reasonably believed to have been compromised, subject to unauthorized access, lost or damaged

Addendum 141125            Page 1 of 6        eCollege Proprietary and Confidential

(collectively an “Event”), then eCollege will provide notice to Customer within at least twenty-four (24) hours of such determination, and shall immediately schedule a conference call with Customer to further discuss the
Event. Such notice to Customer shall include, without limitation, the following information (to the extent available): (i) the date, nature and scope of the Unauthorized Access; and (ii) the extent or level of impact on Customer or its students associated with the Unauthorized Access. eCollege will use its best efforts to prevent any further Unauthorized Access. Upon request, Customer may review eCollege’s incident management procedures from time to time and may request changes to such procedures as reasonably necessary to permit Customer to comply with applicable legal requirements relating to notice of security breaches.

7)
Audit. On an annual basis during the term of the Agreement, eCollege will complete Customer’s IT risk questionnaire related to the Services. In addition, eCollege shall (a) maintain complete and accurate records relating to its data protection practices and the security of any of Customer's Confidential Information, including any backup, disaster recovery or other policies, practices or procedures relating to Customer's Confidential Information; and (b) upon Customer's request not more than once per year, make all such records and relevant materials available for review by Customer, provided that Customer provides reasonable prior notice to eCollege.

8)	Reporting. eCollege will provide Customer with the following reports:

a)
SOC 1 Report. eCollege will provide Customer with a Type II SOC 1 Report (or equivalent report) by June 30 of each year under this Agreement , with each such report covering the prior May 1-April 30 period.

b)
Agreed Upon Procedures Report. Except as otherwise set forth in Section 8(c) herein, eCollege will provide Customer with an Agreed Upon Procedures Report (AUP) by January 15 of each year, with each such report covering the prior May 1- October 31 period. eCollege and Customer, with the assistance of Customer’s external auditors, shall work together in good faith to agree upon the AUP’s format and content. eCollege will also provide Customer with a bridge letter from the AUP report date through December 31st of each year identifying any material changes to eCollege’s controls and procedures and/or material exceptions identified by eCollege, by January 15 of each year. eCollege may, in its discretion, substitute a Type II SOC 1 Report instead of the Agreed Upon Procedures report in any given year.

c)	2014 AUP Report. eCollege will provide Customer with the AUP covering the period of May 1, 2014, to December 31, 2014, by February 15, 2015.

9)
Transition Upon Termination. If eCollege or Customer terminates this Agreement in accordance with its terms, eCollege shall provide applicable Customer records in a mutually agreeable electronic format that can be exported from eCollege’s systems.

10)
Agreement Terms Unchanged. No terms or conditions of the Agreement, other than the amended terms set forth in this Addendum, are changed by this Addendum. Terms not defined herein shall have the meanings set forth in the Agreement.

IN WITNESS WHEREOF, the persons executing this Addendum for and on behalf of the parties hereto represent that they are fully authorized to do so for and on behalf of their respective principals.

eCollege.com		Bridgepoint Education, Inc.

By:	/s/ Andrew Smedira	By:	/s/ Kenneth S. Heinz

Name:	Andrew Smedira	Name:	Kenneth S. Heinz

Title:	VP HE Services, Finance NA	Title:	AVP, Corporate Purchasing

Date:	January 30, 2015	Date:	January 26, 2015

Addendum 141125            Page 2 of 6        eCollege Proprietary and Confidential

Exhibit Number 2 for Bridgepoint Education
Technology Service Fees and other Product and Services Fees

1)	Technology Service Fees. In consideration of eCollege providing the Products and Services to Customer, Customer shall pay eCollege the fees set forth in this Exhibit.

a)
Census Date. The term “enrollment” shall mean one student registered in one Online Course during one Online Course Period (the length of time a particular Online Course may be offered to students, which period shall not exceed four months). Technology Service Fees shall be assessed for all enrollments in Online Courses offered through the eCollege System at the time of the Census Date, which in no event shall be more than [***] business days ([***] business days for terms that start in December) after the start of

each eCourse Credit Online Course, Hybrid Online Course or eCompanion Online Course (the "Census Date").    In the case of eCourse Non-Credit Online Courses, the Census Date shall be the start date. An enrollment will be counted if at the Census Date the student has been issued a password by eCollege to access Courseware pursuant to enrollment procedures agreed to between eCollege and Customer, and if eCollege has not received written notification from Customer prior to the Census Date that the student has withdrawn from the applicable course.

b)
eCourse Minimum Technology Service Fees. eCollege shall invoice Customer for the applicable Technology Service Fees incurred by Customer for use of the eCollege Products and Services. In the event that Customer’s eCourse Credit Online Course Technology Service Fees are less than the amounts set forth in the table below (the “eCourse Minimum Technology Service Fees”), Customer shall pay eCollege the difference between the eCourse Minimum Technology Service Fees for the applicable Contract Year and the amount that Customer actually paid in Technology Service Fees for eCourse Credit Online Courses for that Contract Year, upon invoicing by eCollege. In the case of termination of this Agreement prior to the end of the Initial Term or a Renewal Term, excepting (i) termination by Customer for breach of this Agreement by eCollege, (ii) termination by eCollege as set forth in Section 22 of this Agreement, or (iii) termination as specified in Exhibit 4 to this Agreement, Customer shall pay all remaining eCourse Minimum Technology Service Fees due for the then remaining term of this Agreement; provided, however, that in no event shall Customer be required to pay any applicable remaining eCourse Minimum Technology Service Fees in advance of when such fees would have otherwise been due and payable had the Agreement not been terminated. For purposes of clarification, only the baseline Technology Service Fees for eCourse Credit Online Course enrollments shall count towards Customer’s eCourse Minimum Technology Service Fees commitments (i.e. Technology Service Fees associated with other types of Courseware, as well as fees for add-on products such as Content Manager, Enterprise Reporting, Learning Outcome Manager, ExamGuard, ePortfolio, Third Party Services and ClassLive Pro shall not count towards the eCourse Minimum Technology Service Fees commitments unless expressly provided for in this Agreement or any applicable addenda thereto).

Contract Year	eCourse Minimum Technology Service Fees
September 28, 2014 - September 30, 2015	$[***]
October 1, 2015 - September 30, 2016	$[***]
October 1, 2016 - September 30, 2017	$[***]

c)
Extended Access. Following the end of an Online Course Period, students may receive continued access to the Courseware for purposes of completing an incomplete grade. Customer shall be required to pay an additional fee, as set forth in section 2(e) of this Exhibit, for students requiring more than two weeks of continued access to complete the Courseware.

2)    Technology Service Fee Schedules. Customer shall pay eCollege Technology Service Fees as follows:

a)	eCourse Credit Online Course Technology Service Fees:
The Technology Service Fee for each eCourse Credit Online Course enrollment in a particular Contract Year will be established based on Customer’s projections for its total eCourse Credit Online Course enrollments for that Contract Year, in accordance with the table below. For example, if Customer projects 386,000 eCourse Credit Online Course
[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Addendum 141125            Page 3 of 6        eCollege Proprietary and Confidential

enrollments in a particular Contract Year, the Technology Service Fee for eCourse Credit Online Courses for that Contract Year shall be $[***] per enrollment. Customer is required to notify Pearson of its projected enrollments 45 days prior to the start of each Contract Year. Additionally, Customer may adjust its enrollment projections once per calendar quarter and Pearson will bill the new rate for all terms that have a start date in the calendar quarter subsequent to the submission of the adjusted enrollment projections (which must be made at least 15 days prior to the start of that subsequent calendar quarter). If at the end of a calendar quarter, actual enrollments are off by more than one tier from the tier indicated by the applicable enrollment projection, Pearson may, in its sole discretion, select the appropriate enrollment tier for the remainder of that Contract Year. In such instances, Pearson’s selection must be within one tier of the actual enrollments achieved in the previous quarter. If Customer fails to give eCollege written notice of its projections at least 45 days prior to the start of the applicable Contract Year, the Technology Service Fee for each eCourse Credit Online Course enrollment in that Contract Year will be established based on the total eCourse Credit Online Course enrollments for the prior Contract Year. For example, if Customer attains 386,000 eCourse Credit Online Course enrollments in a particular Contract Year and fails to give eCollege the appropriate projections notice as described above, the Technology Service Fee for eCourse Credit Online Courses for the following Contract Year shall be initially set at $[***] per enrollment. All projections provided by Customer under this Section 2(a) must be provided in writing to the then current Pearson Account Executive.

Depending on the enrollment tier selected and actual enrollments achieved, Pearson may owe a credit, or Customer may owe a shortfall payment to account for the difference between the fees assessed at projected enrollment tiers
(to the extent the initial enrollment tier was adjusted during that Contract Year) for that Contract Year and the actual enrollment tier achieved for that Contract Year. At least twice per Contract Year, on March 30 and September 30, Pearson will calculate total enrollment fees owed based on the actual enrollment tier achieved and determine if a shortfall or overpayment occurred. In addition, either party may request the shortfall/overpayment also be calculated and processed effective June 30 and December 30. This request must be made in writing no later than 30 days prior to the applicable quarter end. The calculation will be completed by Pearson within 15 days after the last Census Date for terms that had a start date within the applicable time period.

If Pearson owes Customer a credit, a credit memo will be provided that will be applied to other invoices owed to Pearson by Customer. If Pearson owes Customer and the Agreement has either expired or been terminated before such a credit can be applied against other invoices,, then Pearson will issue Customer a refund of the credited amount. If, in the same situation, Customer owes Pearson, an invoice will be issued for the shortfall to Customer.

In all instances, final reconciliation shall occur at the end of the applicable Contract Year, which may result in the reversal of credits or additional payments made during prior reconciliations during that Contract Year.

Tier	eCourse Credit Online Course projections for the applicable Contract Year*	Technology Service Fee per enrollment (includes Tier 1 Technical Support and eCourseEvaluations)
1	0 - 100,000	$[***]
2	100,001 - 200,000	$[***]
3	200,001 - 275,000	$[***]
4	275,001 - 350,000	$[***]
5	350,001 - 425,000	$[***]
6	425,001 - 500,000	$[***]
7	500,001 - 575,000	$[***]
8	575,001 - 650,000	$[***]
9	650,001 - 725,000	$[***]
10	725,000 - 800,000	$[***]
11	800,001 - 875,000	$[***]
12	875,001 - 950,000	$[***]
13	950,001 - 1,025,000	$[***]
14	1,025,001 - 1,100,000	$[***]

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Addendum 141125            Page 4 of 6        eCollege Proprietary and Confidential

15	1,100,001 - 1,175,000	$[***]
16	1,175,001 - 1,250,000	$[***]
17	1,250,001 - 1,325,000	$[***]
18	1,325,001 - 1,400,000	$[***]
19	1,400,001 and above	$[***]

* These tiers will be viewed on a pro-rata basis for purposes of assessing enrollment tier achievement prior to the end of the applicable Contract Year (e.g. with respect to tier 2, if assessed at the end of the third calendar quarter during a particular Contract year, the appropriate range for enrollment tier attainment would be 150,001 - 175,000 enrollments).

b)	Hybrid Online Course Technology Service Fees: Not included in this Agreement.

c)	eCompanion Online Course Technology Service Fees: eCollege hereby grants to Customer an eCompanion license for up to [***] FTEs per Contract Year, subject to the following parameters:

i)
Includes: unlimited course slots for eCompanion Online Courses; Tier 2 Technical Support; one node (a node structure is a way to create groupings of courses and users within the Gateway Campus); user activity feature; storage space not to exceed four megabytes per eCompanion Online Course (on average) and standard parser and batch course creation.

ii)	Does not Include: development of eCompanion Online Courses; ClassLive (eCollege’s synchronous whiteboard feature); additional nodes beyond the first (which carry an annual administrative fee of
$[***] per node); use as a supplement to courses delivered via video and/or audio teleconferencing.

iii)	As a condition to receiving the free eCompanion License, Customer must use either batch tools or the Program Admin Tools to support creating, updating, and copying the eCompanion Online Courses.

iv)	FTEs are calculated as follows:

•	Students taking 24 credits per Contract Year = 1 FTE each

•	Students taking less than 24 credits per Contract Year = 1/2 FTE each

•	Students taking part in any type of extension program in a Contract Year = 1 FTE each

d)	eCourse Non-Credit Online Course Technology Service Fees: Not included in this Agreement.

e)	Extended Access (per enrollment):

Up to 2 Weeks following Online Course Period - no additional charge
2 - 6 Weeks following Online Course Period - an additional 50% of the Technology Service Fee
Greater than 6 Weeks - an additional 100% of the Technology Service Fee

f)
Third Party Services. Additional fees, in excess of the Technology Service Fees set forth above or in addenda to this Agreement, may apply to the use of Third Party Services or additional eCollege Products and Services.

3)	Technical Support. eCollege will provide telephone and online technical support associated with the use of the eCollege System in accordance with the following.

a)
Tier 1 - Technical Support.  eCollege will provide telephone and online support (via chat and email) to Customer’s faculty, students and staff who need technical assistance associated with their use of the eCollege System.  This support will be provided on a 24 hours a day, 7 days a week basis.

b)
Tier 2 - Technical Support.  eCollege will provide telephone and online support (via chat and email) to two designated Customer Help Desk Representatives, solely on system accessibility and software technology issues associated with use of the eCollege System.  The Customer Help Desk Representatives will be responsible for responding to Customer faculty, students and staff who need technical support. This support

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Addendum 141125            Page 5 of 6        eCollege Proprietary and Confidential

will be provided on a 24 hours a day, 7 days a week basis.  Customer will notify eCollege in writing of any change in Customer’s Help Desk Representatives.

c)
Technical Support Limits.  Technical Support does not include support related to the use of Customer’s or other third parties’ technology, technical issues associated with outside ISPs, networks or third-party software or issues related to user inexperience with systems and settings other than the eCollege System.

d)
Technical Support Service Level. For both Tier 1 and Tier 2 support, eCollege will use its best efforts to respond to each request for technical assistance within two and one-half minutes (150 seconds), on average, following receipt of such request for technical assistance.

4)
Gateway Fees. Customer agrees to pay eCollege a fee of $[***] per Contract Year for licensing, hosting and maintenance of the Gateway, due and payable in advance of each Contract Year. This includes up to 10 hours of yearly Gateway maintenance. These hours may be used for tasks requested by Customer to update the existing campus pages not accessible under Campus Author and update content that cannot be loaded under Campus Author (graphics, etc.), and is restricted to work completed by eCollege’s Campus Development team. Note that this does not include (i) any changes Customer’s Client Services Consultant can make on Customer’s online campus such as setting up and modifying term information, editing course catalog information and modifying recipients of the various emails, or (ii) major changes and updates to Customer’s online campus, for example an art design overhaul, new fields added to registration (and therefore the registration emails and flat files) or new pages added to the public side campus.

5)
Annual Training Package.  Customer hereby agrees to spend at least $[***] per Contract Year on eCollege training activities (will be allocated to specific training and consulting activities selected by Customer). The first $[***] of training will be billed at $[***]/hr. Additional training hours will be charged, according to eCollege’s published prices for such activities.

6)
Content Manager License. eCollege hereby grants a non-exclusive, non-transferable, non-sublicenseable license to access and use eCollege’s Content Manager product during the term of the Agreement, beginning from the date the implementation activities for Content Manager are determined by eCollege, in its reasonable discretion, to be complete.

7)
Enterprise Reporting License. eCollege hereby grants a non-exclusive, non-transferable, non-sublicenseable license to access and use eCollege’s Enterprise Reporting product during the term of the Agreement, beginning from the date the implementation activities for Enterprise Reporting are determined by eCollege, in its reasonable discretion, to be complete. This license to use Enterprise Reporting includes the following user type accounts (additional user type accounts may be purchased separately):

•10 Consumer named user accounts
•5 Business Intelligence Author named user accounts

8)
LearningStudio Technology Partner Integrations. eCollege hereby agrees to waive the eCollege integration enablement fees for up to seven LearningStudio Technology Partner products per Contract Year for Customer. Note that i) integrations are subject to eCollege’s standard processes (including SOWs), ii) Customer is responsible for obtaining appropriate license(s) for any LearningStudio Technology Partner (or other third party ) products, which may be subject to additional fees, and iii) if Customer elects to adopt less than 7 LearningStudio Technology Partner Products during any eligible Contract Year, Customer may not apply any unused integration fee waivers to future Contract Years.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Addendum 141125            Page 6 of 6        eCollege Proprietary and Confidential